UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2021

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40481	87-0913788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 608-0854

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 27, 2021, indie Semiconductor, Inc., a Delaware corporation (“indie”) entered into Share Purchase Agreement (the “Purchase Agreement”), pursuant to which indie’s wholly-owned Canadian subsidiary (“Purchaser”) will purchase all of the outstanding capital stock of TeraXion, Inc., a Canadian corporation (“TeraXion”) from the existing stockholders of TeraXion (the “Acquisition”). The aggregate purchase price of the Acquisition is CAD $200 million (the “Purchase Price”), which is payable 50% in cash and 50% in indie shares of Class A common stock valued at a fixed price of US$10 per share. Assuming the currency exchange ratio to US dollars as of August 31, 2021, the aggregate Purchase Price is estimated to be approximately US$158.5 million, which consists of US$79.3 million in cash and 7,926,000 shares. The Purchase Price is subject to working capital and other adjustments as provided in the Purchase Agreement, which we anticipate will reduce the Purchase Price amounts set forth above. The Purchase Price also includes the option consideration payable to the holders of the then outstanding options to purchase TeraXion common stock (the “Options”), whether pursuant to the Option Settlement Agreement described below or upon the exercise of such Options.

The Acquisition will be deemed to be a liquidity event under TeraXion’s option plan, which accelerates the vesting of all the Options, allowing all of the Option holders to immediately exercise their Options. In lieu of exercising the Options, the Option holders may elect to enter into an Option Settlement Agreement with TeraXion, indie and Purchaser, pursuant to which such holders may elect to cancel all of their Options in exchange for the receipt of Option Added Value, which is defined as the fair market value of the shares underlying an Option less the applicable exercise price, and which is payable approximately as follows: (i) 50% in cash and (ii) 50% in a replacement or assumed option, which preserves the economics of the original option and will be exercisable for shares of indie Class A common stock, with the exact amount of the stock consideration to be determined based upon the currency exchange ratio for US dollars as of the closing of the Acquisition and the market price of indie’s Class A common stock as of the closing of the Acquisition.

The shares of indie Class A common stock issued in connection with the Acquisition to the TeraXion stockholders are expected to be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation S promulgated thereunder. indie has also agreed to file a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of indie Class A common stock issued to the TeraXion stockholders in connection with the Acquisition.

The Purchase Agreement also includes customary representations and warranties, as well as certain covenants, including, among other things, that: (i) TeraXion will operate the business in the ordinary course of business consistent with past practice, and (ii) each party will use commercially reasonable efforts to obtain required regulatory approvals and to ensure compliance with such party’s respective closing conditions in the Purchase Agreement.

The transaction has been approved by the Boards of Directors of both indie and TeraXion and is expected to close in the fourth quarter of 2021, subject to regulatory approval and customary closing conditions.

The foregoing descriptions of the Purchase Agreement and Option Settlement Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Option Settlement Agreement, copies of which are filed as Exhibits 2.1 and Exhibit 2.2 to this Current Report on Form 8-K, respectively, and are hereby incorporated into this report by reference. The Purchase Agreement and the Option Settlement Agreement govern the contractual rights between the parties in relation to the Acquisition. The Purchase Agreement and the Option Settlement Agreement have been filed as exhibits hereto to provide investors with information regarding the terms of the Acquisition and are not intended to modify or supplement any factual disclosures about indie in its public reports filed with the SEC. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosure regarding any facts and circumstances relating to indie.

The representations, warranties, and covenants contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and are not intended as statements of fact to be relied upon by the parties’ stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders or other security holders. Except as specifically set forth in the Purchase Agreement, stockholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of indie. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in indie’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Acquisition, indie will issue at the closing shares of indie Class A common stock to the then existing stockholders of TeraXion, which are not expected to exceed 8,000,000 shares. The exact number of shares to be issued will depend upon the working capital and other adjustments to the Purchase Price set forth in the Purchase Agreement, the currency exchange rates as of the closing of the Acquisition and the number of TeraXion Options exercised immediately prior to the Closing.

The additional information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the shares of indie Class A common stock to the TeraXion stockholders in connection with the Acquisition is incorporated by reference herein.

Forward Looking Statements

This report contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements include, but are not limited to, statements regarding the timing and expected closing of the Acquisition, the amount of the Purchase Price and other statements identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our registration statement on Form S-1 (SEC File No. 333-257629) and in our most recent Quarterly Report on Form 10-Q and our other public reports filed with the SEC from time to time (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the scope and extent of the regulatory review of the Acquisition; the ability of the parties to satisfy the closing conditions under the Purchase Agreement; the currency exchange rate as of the closing of the Acquisition; the market price of our Class A common stock; our ability to integrate the business, assets and personnel of TeraXion; the risk that we may not realize the anticipated benefits and synergies of this acquisition; and technological and product development risks. indie cautions that the foregoing list of factors is not exhaustive. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements made in this report or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of August 27, 2021, by and among indie, TeraXion, Purchaser and certain stockholders of TeraXion and their ultimate beneficial owners.
2.2	Form of Option Settlement Agreement by and among indie, TeraXion, Purchaser and certain holders of options to purchase TeraXion capital stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

September 2, 2021	By:	/s/ Ellen Bancroft
		Name:	Ellen Bancroft
		Title:	General Counsel and Corporate Secretary

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